 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material under §240.14a-12

Value Exchange International, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

VALUE EXCHANGE INTERNATIONAL, INC.

Unit 602, Block B, 6 Floor, Shatin Industrial Centre, 5-7 Yuen Shun Circuit

Shatin, N.T., Hong Kong SAR - Telephone: (852) 2950 4288

April 28, 2023

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE 2023 ANNUAL MEETING OF SHAREHOLDERS HELD VIRTUALLY ON JULY 10, 2023

Dear Common Stock Shareholder (“Shareholder,” “you,” or “your”) of Value Exchange International, Inc., a Nevada corporation, (“Company”):

Under Securities and Exchange Commission (“SEC”) rules, you are receiving this Notice of Internet Availability of Proxy Materials (“Notice”) that the proxy materials for the 2023 Annual Meeting of Shareholders (“Annual Meeting”) are available on the Internet (as indicated below). Follow the instructions below to view materials and, if desired, to request a paper copy of the proxy materials. The instructions on how to vote online are below. The items to be voted on and instructions on how to attend the Annual Meeting, which is being conducted virtually by web cast only, are on the reverse side of this Notice.

THIS COMMUNICATION PRESENTS ONLY AN OVERVIEW OF THE MORE COMPLETE PROXY MATERIALS THAT ARE AVAILABLE TO YOU ON THE INTERNET. WE ENCOURAGE YOU TO ACCESS AND REVIEW ALL OF THE IMPORTANT INFORMATION CONTAINED IN THE PROXY MATERIALS. THE PROXY MATERIALS ARE AVAILABLE AT THE WEB SITE BELOW:

https://www.vei-i.com/en/shareholder_meeting

HOW TO VOTE AT THE ANNUAL MEETING:

BY INTERNET - Go to the website www.cleartrustonline.com/veii (“Meeting Website”) – available 24 hours a day, seven days a week until closing of voting polls at the Annual Meeting, which is being held virtually by web cast at 7:00 p.m., local Hong Kong SAR time, on Monday, July 10, 2023, and follow the online instructions. You will need the 12-digit control number stated below, which number is also included on your proxy card, in order to vote online. You may change a prior vote by casting a new vote online (through the Meeting Website) prior to closing of voting polls at the Annual Meeting. Only your latest online vote properly submitted prior to the closing of voting polls at the Annual Meeting is counted.

YOUR CONTROL NUMBER: ___________________

If you have problems accessing the Meeting Website, you may contact ClearTrust at 813-235-4490 during normal business hours and beginning at 6:30 p.m., local Hong Kong SAR time, on the date of the Annual Meeting.

BY MAIL. Mark your selections on your proxy card (if you received one). Date and sign your name exactly as it appears on your proxy card. Mail the proxy card in the postage-paid envelope that is provided to you. If your shares are held in “street name,” meaning that they are held for your account by a broker, bank or other nominee as the holder of record, you will receive instructions from that holder of record that you must follow to vote your shares. Proxy cards that are mailed must be received prior to close of business on Friday, July 7, 2023.

How to Request a Paper Copy of Proxy Materials: (1) Call our Corporate Secretary at 852 2950 4288; (2) email request to https://www.vei-i.com/en/investorinfo/contact-us; or (3) Send a written request to: Corporate Secretary, Value Exchange International, Inc., Unit 602, Block B, 6 Floor, Shatin Industrial Centre, 5-7 Yuen Shun Circuit, Shatin, N.T., Hong Kong SAR.

VALUE EXCHANGE INTERNATIONAL, INC.

2023 ANNUAL MEETNG OF SHAREHOLDERS

Value Exchange International, Inc.’s 2023 Annual Meeting of Shareholders (“Annual Meeting”) will be held virtually only, by web cast, on 7:00 p.m., local Hong Kong SAR time, on Monday, July 10, 2023.

Attending the Annual Meeting: Annual Meeting will be a “virtual meeting” of Shareholders that is conducted exclusively online via the Internet as a virtual web conference at www.cleartrustonline.com/veii (“Meeting Website”). There will not be a physical meeting location and, as such, Shareholders will not be able to attend the Annual Meeting in person. This means that you can only attend, participate in and vote during the Annual Meeting by visiting the Meeting Website. We encourage you to vote prior to the Annual Meeting through the Meeting Website or by proxy by mail. You may change your vote during the Annual Meeting by casting a vote online prior to the closing of the voting polls through the Meeting Website.

Only Shareholders as of the close of business on May 23, 2023 (the record date) will be entitled to attend, participate in and vote at the Annual Meeting.

Proposals to be Considered at Annual Meeting. You will be voting on the following proposals at the Annual Meeting. The Company’s Board of Directors’ recommendations on how to vote are also below.

Proposal	Board Recommendation on Voting
1. Election of the eight (8) nominees named below as Directors of the Company, each for a term ending at the 2023 Annual Meeting of Shareholders and election and assumption of office by successor directors:

a. Chan Heng Fai b. Lum Kan Fai c. Tan Seng Wee d. Wong Shui Yeung e. Wong Tat Keung f. Lee Yuen Fong g. Tsang Po Yee h. Robert H. Trapp	Board recommends that you vote “FOR” all Nominees
To transact such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment of the Annual Meeting.

PLEASE VOTE - YOU MAY VOTE PRIOR TO THE ANNUAL MEETING BY FOLLOWING THE INSTRUCTIONS ON HOW TO VOTE ABOVE. YOU CANNOT VOTE BY RETURNING THIS NOTICE. YOU MUST DO SO AS STATED IN HOW TO VOTE.

HELP THE COMPANY SAVE COST OF MAILINGS AND HELP THE ENVIRONMENT BY REGISTERING TO RECEIVE PROXY MATERIALS IN THE FUTURE ELECTRONICALLY BY GOING TO https://www.vei-i.com/en/register and registering.